June 7, 2021

First Trust Exchange-Traded AlphaDEX® Fund

120 East Liberty Drive, Suite 400

Wheaton, Illinois 60187

Re:	12b-1 Plan Extension Letter for First Trust Exchange-Traded AlphaDEX® Fund (the “Trust”).

Ladies and Gentlemen:

It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), comprised of various exchange-traded funds (each, a “Fund,” and, collectively, the “Funds”) set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the “Plan”) pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund’s average daily net assets.

The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

Very Truly Yours,

First Trust Portfolios L.P.

/s/ James M. Dykas

James M. Dykas

Chief Financial Officer

Agreed and Acknowledged:

First Trust Exchange-Traded AlphaDEX® Fund

 /s/ Donald P. Swade

Donald P. Swade

Treasurer, Chief Financial Officer and

Chief Accounting Officer

Exhibit A

FIRST TRUST EXCHANGE-TRADED ALPHADEX® FUND

Funds	Dates
First Trust Large Cap Core AlphaDEX® Fund	November 30, 2022
First Trust Mid Cap Core AlphaDEX® Fund	November 30, 2022
First Trust Small Cap Core AlphaDEX® Fund	November 30, 2022
First Trust Large Cap Value AlphaDEX® Fund	November 30, 2022
First Trust Large Cap Growth AlphaDEX® Fund	November 30, 2022
First Trust Multi Cap Value AlphaDEX® Fund	November 30, 2022
First Trust Multi Cap Growth AlphaDEX® Fund	November 30, 2022
First Trust Consumer Discretionary AlphaDEX® Fund	November 30, 2022
First Trust Consumer Staples AlphaDEX® Fund	November 30, 2022
First Trust Energy AlphaDEX® Fund	November 30, 2022
First Trust Financials AlphaDEX® Fund	November 30, 2022
First Trust Health Care AlphaDEX® Fund	November 30, 2022
First Trust Industrials/Producer Durables AlphaDEX® Fund	November 30, 2022
First Trust Materials AlphaDEX® Fund	November 30, 2022
First Trust Technology AlphaDEX® Fund	November 30, 2022
First Trust Utilities AlphaDEX® Fund	November 30, 2022
First Trust Mid Cap Growth AlphaDEX® Fund	November 30, 2022
First Trust Mid Cap Value AlphaDEX® Fund	November 30, 2022
First Trust Small Cap Growth AlphaDEX® Fund	November 30, 2022
First Trust Small Cap Value AlphaDEX® Fund	November 30, 2022
First Trust Mega Cap AlphaDEX® Fund	November 30, 2022